Exhibit (a)(1)(vi)

Notice of Withdrawal of Tender

Regarding Shares in Silver Point Private Credit Fund

Tendered Pursuant to the Offer to Purchase

Dated August 4, 2026

The Offer and withdrawal rights will expire on August 31, 2026 and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent by either mail or email by 11:59 p.m.,

Eastern Time, on August 31, 2026, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Regular Mail	Email: tenders@usbank.com; alternativefundsupport@usbank.com; IROPS@silverpointcapital.com
Silver Point Private Credit Fund	FOR ADDITIONAL INFORMATION CALL:
c/o U.S. Bancorp Fund Services, LLC	844-925-9600
615 East Michigan Street
Milwaukee, WI 53202

You are responsible for confirming that this Notice is received timely by U.S. Bancorp Fund Services, LLC, the transfer agent of Silver Point Private Credit Fund (the “Fund”). To assure good delivery, please send this page to U.S. Bancorp Fund Services, LLC and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date